Exhibit 32.1

Certification Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 Of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Hexion Specialty Chemicals, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Craig O. Morrison	/s/ William H. Carter
Craig O. Morrison	William H. Carter
Chief Executive Officer	Chief Financial Officer

March 9, 2010	March 9, 2010

A signed original of this statement required by Section 906 has been provided to Hexion Specialty Chemicals, Inc. and will be retained by Hexion Specialty Chemicals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.